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                                                                    EXHIBIT 12.1

                           THE DETROIT EDISON COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                    Quarter Ended
                                       March 31                 Twelve Months Ended December 31
                                    -------------   ------------------------------------------------------------
                                         2005         2004         2003         2002        2001          2000
                                    -------------   --------     --------     --------     --------     --------
(Millions of Dollars)
EARNINGS:
    Pretax earnings                    $     80     $    214     $    397     $    534     $    320     $    586
    Fixed charges                            68          294          294          322          314          311
                                       --------     --------     --------     --------     --------     --------
NET EARNINGS                           $    148     $    508     $    691     $    856     $    634     $    897
                                       --------     --------     --------     --------     --------     --------


FIXED CHARGES:
    Interest expense                   $     64     $    280     $    284     $    319     $    306     $    277
    Adjustments                               4           14           10            3            8           34
                                       --------     --------     --------     --------     --------     --------
FIXED CHARGES                          $     68     $    294     $    294     $    322     $    314     $    311
                                       --------     --------     --------     --------     --------     --------

Ratio of earnings to fixed charges         2.18         1.73         2.35         2.66         2.02         2.88
                                       ========     ========     ========     ========     ========     ========